Exhibit 5.1

300 North LaSalle Street

Chicago, Illinois 60654

312 862-2000 www.kirkland.com	Facsimile: 312 862-2200

January 28, 2015

Horsehead Holding Corp.

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

Ladies and Gentlemen:

We have acted as special counsel to Horsehead Holding Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an aggregate 5,750,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) (which includes 750,000 shares issued upon exercise of the Underwriters’ (as defined below) option to purchase additional Shares) pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”), dated January 22, 2015, by and between the Company and Stifel, Nicholas & Company, Incorporated, as representative of the underwriters named in Schedule I thereto (collectively, the “Underwriters”). The Shares are being offered and sold by the Company under a registration statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2013 (Registration No. 333-191441) (such Registration Statement, as supplemented, the “Registration Statement”), including a base prospectus dated October 3, 2013 (the “Base Prospectus”) and a prospectus supplement dated January 22, 2015 (together with the Base Prospectus, the “Prospectus”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto and the Prospectus and (iv) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

Horsehead Holding Corp.

January 28, 2015

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and are non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP